Exhibit 4.6

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of August 15, 2007 by and among AX Holding Corp., a Delaware corporation (the “Company”) and VGG Holding LLC, a Delaware limited liability company (“VGG Holding”) and each additional or substituted holder of Common Stock of the Company after the date hereof and executing a joinder to this Agreement in the form attached hereto as Exhibit A in accordance with Sections 11(g) or 11(r), collectively, the “Other Holders”; the Other Holders and VGG Holding collectively are referred to herein as the “Holders” and each a “Holder”).

WHEREAS, Golden Gate, Goldman, and Veritas are members of VGG Holding;

WHEREAS, the Company and the Holders have agreed to enter into this Agreement to set forth certain registration rights granted by the Company to the Holders;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.  Definitions.  Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in this Section 1.

(a)           “Affiliate” shall mean with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and with respect to any individual, shall mean his or her spouse, sibling, child, step child, grandchild, or parent of such Person, or the spouse thereof (“Immediate Family”), or the heirs, executors, testamentary administrators, testamentary trustees, testamentary legatees or testamentary beneficiaries of any such Person or any member of their Immediate Family or a trust or family limited partnership for the benefit of such Person or Persons, and, with respect to any corporation, limited liability company or partnership, shall mean its respective members, stockholders, general partners and/or limited partners as applicable.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

(b)           “Agreement” has the meaning set forth in the preamble hereof.

(c)           “Board” means the board of directors of the Company.

(d)           “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.

(e)           “Class A Holder” means a Holder of Registrable Securities that acquires such Registrable Securities in respect of Class A Membership Interests of VGG Holding.

(f)            “Class B Holder” means a Holder of Registrable Securities that acquires such Registrable Securities in respect of Class B Membership Interests of VGG Holding.

(g)           “Closing Date” means the Closing Date as defined in the Merger Agreement.

(h)           “Common Stock” means the Common Stock of the Company, par value $0.01 per share.

(i)            “Company” has the meaning set forth in the preamble hereof.

(j)            “Conversion Event” has the meaning set forth in Section 11(g)(ii).

(k)           “Conversion Securities” has the meaning set forth in Section 11(g)(ii).

(l)            “Conversion Security Issuer” has the meaning set forth in Section 11(g)(ii).

(m)          “Demand Registrations” has the meaning set forth in Section 2(a).

(n)           “Director” means any member of the Board.

(o)           “Equity Securities” means, as applicable, (i) any capital stock, membership interests or other equity interest, (ii) any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests or other equity interest, or (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests or other equity interest or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests or other equity interest.

(p)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as each may be amended from time to time.

(q)           “GAAP” means the United States of America generally accepted accounting principles as in effect from time to time, consistently applied.

(r)            “Golden Gate” means Golden Gate Capital Investment Fund II, L.P., Golden Gate Capital Investment Annex Fund II, L.P., Golden Gate Capital Investment Fund II (AI), L.P., Golden Gate Capital Investment Annex Fund II (AI), L.P., Golden Gate Capital Associates II-QP, LLC, Golden Gate Capital Associates II-AI, LLC, CCG AV, LLC-series A, CCG AV, LLC-series C, CCG AV, LLC-series I and each of their respective Permitted Transferees.

(s)           “Goldman” means GS Direct, L.L.C. and its Permitted Transferees.

(t)            “Holder” has the meaning set forth in the preamble hereof.

(u)           “includes” and “including” mean includes and including, without limitation.

(v)           “Initiating Holder” has the meaning set forth in Section 2(a).

(w)          “Investor Holder” means VGG Holding and each of Veritas, Golden Gate and Goldman to the extent they acquire or hold Registrable Securities or Membership Interests in VGG Holding.

(x)            “Investor Registrable Securities” means any Registrable Securities acquired by or issued to any Investor Holder, any of its Affiliates or any of their respective permitted Transferees of Registrable Securities.

(y)           “IPO” shall mean the first public offering of Common Stock of the Company or any Subsidiary of the Company (or any successor thereto formed for the purpose of pursuing an initial public offering) pursuant to a registration statement filed with and declared effective by the SEC either (x) resulting in proceeds to the Company of at least $50 million or (y) approved by all the Investor Holders.

(z)            “IPO Lock-Up Period” means the time period required by the underwriters and specified in any lock-up letter entered into by each of the Holders in connection with an IPO; provided, that if the underwriters waive the restrictions under any such lock-up letter with any respect to any Holder, the Lock-up Period shall end on the day of such waiver.

(aa)         “Long-Form Registrations” has the meaning set forth in Section 2(a).

(bb)         “Majority Holders” means at any time the holders of a majority of the Registrable Securities then outstanding.

(cc)         “Majority Other Holders” means at any time the holders of a majority of the Other Registrable Securities then outstanding.

(dd)         “Membership Interests” has the meaning set forth in the VGG LLC Agreement.

(ee)         “Merger Agreement” means the Agreement and Plan of Merger, dated as of May 25, 2007, by and among, the Company, AX Acquisition Corp. and Aeroflex Incorporated.

(ff)           “Other Holders” has the meaning set forth in the preamble hereof.

(gg)         “Other Registrable Securities” means any Registrable Securities acquired by or issued to any Other Holder or such holder’s permitted Transferees of Registrable Securities.

(hh)         “Permitted Transferee” means with respect to a Class A Holder, an Affiliate of such Class A Holder.

(ii)           “Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a governmental entity.

(jj)           “Piggyback Registration” has the meaning set forth in Section 3(a).

(kk)         “Registrable Securities” means (i) any Common Stock currently held or hereafter acquired by the Holders, whether pursuant to Section 3.8 of the VGG LLC Agreement or by any other means; (ii) any Equity Securities issued or distributed in respect of the Common Stock described in clause (i) by the Company or any other entity in connection with a merger, consolidation, business combination, conversion, recapitalization, reclassification, reorganization and/or exchange of Common Stock for other securities of the Company or such other entity, and (iii) any Equity Securities of the Company or any other entity issued in respect of the securities described in clause (ii) above by way of a stock or other equity split or combination or stock or other equity dividend or in connection with a merger, consolidation, conversion, business combination, recapitalization, reclassification or reorganization; provided that in no event shall Registrable Securities include any unvested Equity Securities.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (and shall cease to be Investor Registrable Securities or Other Registrable Securities, as the case may be) when they have been (i) distributed to the public pursuant to an offering registered under the Securities Act, (ii) sold to the public through a broker, dealer or market maker in compliance with Rule 144 or (iii) repurchased by the Company or any of its Subsidiaries.  For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a Transfer of securities or otherwise, including pursuant to Section 3.8 of the VGG LLC Agreement, regardless of whether such Person’s rights thereunder are then exercisable), whether or not such acquisition has actually been effected.

(ll)           “Registration Expenses” has the meaning set forth in Section 6(a).

(mm)       “Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any successor rule that may be promulgated by the SEC.

(nn)         “Rule 144A” means Rule 144A as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any successor rule that may be promulgated by the SEC.

(oo)         “SEC” means the United States Securities and Exchange Commission.

(pp)         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as each may be amended from time to time.

(qq)         “Shelf Registration” has the meaning set forth in Section 2(c).

(rr)           “Short-Form Registrations” has the meaning set forth in Section 2(a).

(ss)         “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, bank, savings bank, or other organization, whether incorporated or unincorporated, which is consolidated with such Person for financial reporting purposes under GAAP.

(tt)           “Transfer” means any sale, transfer, assignment, exchange, conveyance or other transfer, alienation, lease, mortgage, pledge, encumbrance or hypothecation or other disposition of an interest (whether with or without consideration, whether voluntary or involuntary or by operation of law).  The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

(uu)         “Veritas” means The Veritas Capital Fund III, L.P., AX Holding LLC and each of their respective Permitted Transferees.

(vv)         “Veritas Fund” means The Veritas Capital Fund III, L.P. and its Permitted Transferees.

(ww)       “VGG Holding” has the meaning set forth in the preamble hereof.

(xx)          “VGG LLC Agreement” means the Amended and Restated Limited Liability Company Operating Agreement of VGG Holding, dated as of the Closing Date, as amended from time to time.

(yy)         “WKSI” has the meaning set forth in Section 5.

Section 2.  Demand Registrations.

(a)           Requests for Registration.

(i)            As provided under Section 8.4(d) of the VGG LLC Agreement, if the Company has not completed an IPO, at any time following (A) the fifth anniversary of the Closing Date, then Veritas and (B) the sixth anniversary of the Closing Date, then each Investor Holder, upon giving written notice (“IPO Notice”) to the Company (with a copy of the IPO Notice being given to each other Investor Holder) shall have the right to cause the Company to prepare and file a registration statement for an IPO pursuant to Section 5 and to use commercially reasonable efforts to engage one or more nationally recognized underwriters, which may be an Affiliate of an Investor Holder, in connection therewith.

(ii)           Subject to the terms and conditions of this Section 2 and Section 4, at any time following the IPO, each Investor Holder may request (in each case, such requesting Holder the “Initiating Holder”) registration under the Securities Act of all or any portion of the Registrable Securities of such Holder on Form S-1 or any similar long-form registration (“Long-Form Registrations”), or on Form S-3 or any similar short-form registration (including pursuant to Rule 415 under the Securities Act) (“Short-Form Registrations”), if available.  All registrations requested pursuant to this Section 2(a)(ii) are referred to herein as “Demand Registrations.”  Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered (which number of Registrable Securities must have a value equal to at least $10,000,000 based on the closing price of such securities on the last trading day prior to the date of such request), the anticipated per share price range for such offering (if known) and the intended method of distribution.  Within 10 days after receipt of any such request, the Company shall give written notice of such requested registration to all other Holders of Registrable Securities and, subject to Sections 2(b), 2(c) and 2(d) below, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the delivery of the Company’s written notice.

(b)           Long-Form Registrations.

(i)            Demand Registrations pursuant to Section 2(a) shall be limited as follows:  for such time as the Company is not eligible to file a Short-Form Registration, each Investor Holder shall be entitled to request Long-Form Registrations; provided, that in no event shall the Company be obligated to effectuate more than three Long-Form Registrations requested by that Investor Holder.  For all such Demand Registrations contemplated by this Section 2(b)(i), the Company shall pay all Registration Expenses (as defined in Section 6(a) hereunder) associated therewith.

(ii)           A registration shall not count as one of the permitted Long-Form Registrations until it has become effective, and no Long-Form Registration requested by the Initiating Holders shall count as one of the permitted Long-Form Registrations unless the Holders of Registrable Securities are able to register and sell all of the Registrable Securities requested to be included by such Holders in such registration; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations.  Initiating Holders making a request for a Demand Registration hereunder may withdraw from such registration at any time prior to the effective date of such Demand Registration, so long as all Initiating Holders withdraw, in which case the Company may withdraw such registration and provide reasonable prior notice to all Holders who are participating in the Demand Registration, (unless otherwise requested in writing by another Holder, to the extent that such other Holder has the right to demand a Long-Form Registration at such time in accordance with this Section 2, in which case such other Holder shall thereafter be deemed to be the Initiating Holders with respect to such registration) and such request shall not count as one of the permitted Long-Form Registrations for such original Initiating Holders.

(c)           Short-Form Registrations.  In addition to the Long-Form Registrations provided pursuant to Section 2(b), each Investor Holder shall each be entitled to request, pursuant to Section 2(a)(ii), an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses.  Any of the Short-Form Registrations may be, at the request of the Initiating Holders, shelf registrations pursuant to Rule 415 under the Securities Act (a “Shelf Registration”).  Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration.  For so long as the Company is subject to the reporting requirements of the Exchange Act, the Company shall use its commercially reasonable best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable

Securities.  The Company shall use its commercially reasonable best efforts to cause any Shelf Registration to be declared effective under the Securities Act as soon as practicable after filing, and once effective, the Company shall cause such Shelf Registration to remain effective for a period ending on the earliest of (i) the date on which all Registrable Securities have been sold pursuant to the Shelf Registration and (ii) the date as of which there are no longer any Registrable Securities.  Initiating Holders making a request for a Demand Registration hereunder may withdraw from such registration at any time prior to the effective date of such Demand Registration, in which case the Company may withdraw such registration (unless otherwise requested in writing by another Holder, to the extent that such other Holder has the right to demand a Short-Form Registration at such time in accordance with this Section 2) and such request shall not count as a Demand Registration unless such registration becomes effective following such a written request by such Holders.

(d)           Priority on Demand Registrations.  The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities requested to be registered by the Initiating Holders.  If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if applicable, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Registrable Securities requested to be registered by the Initiating Holders, the Company shall include securities in such registration in the following order of priority:  (i) first, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders thereof on the basis of the amount of Registrable Securities owned by each such Holder; and (ii) second, the number of other securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering.  Notwithstanding anything herein to the contrary, if the managing underwriters advise the Company that in their opinion the total amount of securities, including Registrable Securities, requested by the management employees of the Company to be included in such offering exceeds the amount advisable to be sold for the offering to be successfully offered, then the Company shall be required to include in the offering only that number of securities, including Registrable Securities, of such management employees of the Company which the managing underwriters believe will be advisable for the success of the offering.

(e)           Restrictions on Demand Registrations.  The Company may postpone for a reasonable period of time, not in excess of 90 days, the filing or the effectiveness of a registration statement for a Demand Registration, or suspend the effectiveness of any registration statement, if the Company’s Board determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on a proposal or plan by the Company to engage in (directly or indirectly through any of its Subsidiaries):  (i) a material acquisition or divestiture of assets (other than in the ordinary course of business), (ii) a merger, consolidation, tender offer, reorganization, primary offering of the Company’s securities or similar material transaction or (iii) a permitted material financing or any other material business transaction with a third party that is outside of the ordinary course of business; provided that, in such event, the Initiating Holders shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such withdrawn registration.  The Company may delay a Demand Registration under this Section 2(e) pursuant to Section 2(a)(ii) only once in any 12-month period, unless the completion of such Demand Registration under any circumstance would violate applicable law.

(f)            Selection of Underwriters.  Subject to Section 11(a), (i) the Investor Holder initiating an IPO shall have the right to select the investment banker(s) and manager(s) subject to the approval of the Company (such approval not to be unreasonably withheld), which investment banker(s) and manager(s) may be an Affiliate of an Investor Holder, to administer the IPO pursuant to Section 2(a)(i) and (ii) the Initiating Holder shall have the right to select the investment banker(s) and manager(s), which investment banker(s) and manager(s) may be an Affiliate of the Initiating Holder, to administer the offering pursuant to Section 2(a)(ii), and which if necessary will include a “qualified independent underwriter” within the meaning of the rules of the National Association of Securities Dealers, Inc.

(g)           Other Registration Rights.  The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company.  The Company shall not grant to any Person the right to request the Company to register any Equity Securities of the Company without the prior written consent of each Investor Holder.

Section 3.  Piggyback Registrations.

(a)           Right to Piggyback.  Whenever the Company proposes to register any of its Equity Securities under the Securities Act whether for its own account or that of any other Person (other than pursuant to a Demand Registration or a registration on Form S-4 or S-8 or their equivalent) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event within 5 business days after receipt of notice of any exercise of a Demand Registration by any Person) to all holders of Registrable Securities of its intention to effect such a registration and, subject to Sections 3(c) and 3(d), shall include in such registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein (which written requests shall specify the number of Registrable Securities requested to be included in such registration) within 15 days after the receipt of the Company’s notice.

(b)           Piggyback Expenses.  The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

(c)           Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and other securities, if any, requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the

Company, then the total number of securities that the managing underwriters advise can be included in such registration shall be allocated in the following order of priority:  (i) first, the number of Equity Securities that the Company proposes to sell; (ii) second, the number of Registrable Securities requested to be included, pro rata among VGG Holding and the Class A Holders on the basis of the amount of Registrable Securities owned by them; (iii) third, the number of Registrable Securities requested to be included, pro rata among the Class B Holders on the basis of the amount of Registrable Securities owned by them; and (iv) fourth, the number of other securities requested to be included.  Notwithstanding anything herein to the contrary, if the managing underwriters advise the Company that in their opinion the total amount of securities, including Registrable Securities, requested by the management employees of the Company to be included in such offering exceeds the amount advisable to be sold for the offering to be successfully offered, then the Company shall be required to include in the offering only that number of securities, including Registrable Securities, of such management employees of the Company which the managing underwriters believe will be advisable for the success of the offering.

(d)           Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, other than a Demand Registration pursuant to Section 2, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the securities to be included in such registration, then the total number of securities that the managing underwriters advise can be included in such registration shall be allocated in the following order of priority:  (i) first, pro rata among VGG Holding and the Class A Holders on the basis of the amount of Registrable Securities owned by them; (ii) second, the number of Registrable Securities requested to be included, pro rata among the Class B Holders on the basis of the amount of Registrable Securities owned by them; and (iii) third, the number of other securities requested to be included in such registration.  Notwithstanding anything herein to the contrary, if the managing underwriters advise the Company that in their opinion the total amount of securities, including Registrable Securities, requested by the management employees of the Company to be included in such offering exceeds the amount advisable to be sold for the offering to be successfully offered, then the Company shall be required to include in the offering only that number of securities, including Registrable Securities, of management employees of the Company which the managing underwriters believe will be advisable for the success of the offering.

(e)           Selection of Underwriters.  Subject to Sections 2(f) and 11(a), if any Piggyback Registration is an underwritten offering, the Company shall select the investment banker(s) and manager(s) for the offering which investment banker(s) and manager(s) shall be nationally recognized and subject to the approval of the Holders of a majority of the Registrable Securities requested to be included in such Piggyback Registration and may be an Affiliate of an Investor Holder.  Such approval shall not be unreasonably withheld or delayed.

(f)            Other Registrations.  If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 2 or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its Equity Securities (except on Form

S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days, or the IPO Lock-Up Period, if longer, with respect to an IPO, has elapsed from the effective date of such previous registration.

Section 4.  Holdback Agreements.

(a)           No Holder of Registrable Securities shall effect any public sale or distribution (including sales pursuant to Rule 144) of Equity Securities of the Company during the 10 days prior to and the 90-day period, or the IPO Lock-Up Period, if longer, with respect to an IPO, following the effective date of an underwritten Demand Registration or underwritten Piggyback Registration (except as part of such underwritten registration, in accordance with the terms of this Agreement), unless the underwriters managing the registered public offering otherwise agree (and provided that any such agreement by such underwriters to allow any Holder to publicly sell or distribute Equity Securities of the Company shall be deemed to be an agreement to allow each Holder to publicly sell or distribute a pro rata amount (on the basis of the amount of Equity Securities of the Company owned by each such Holder) of Equity Securities of the Company).

(b)           The Company (i) shall not effect any public sale or distribution of its Equity Securities or file any registration statement pertaining to such Equity Securities during the 10 days prior to and during the 90-day, or the IPO Lock-Up Period, if longer, with respect to an IPO, period following the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or S-4 or any successor form), unless the underwriters managing the registered public offering otherwise agree to a shorter period, and (ii) shall use its commercially reasonable best efforts to cause each beneficial owner of its Equity Securities acquired from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any Equity Securities of the Company during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

Section 5.  Registration Procedures.  Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its commercially reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)           prepare and file with the SEC a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such registration statement to become effective; provided that before filing a registration statement or prospectus or any amendments or supplements thereto or any free writing prospectus related thereto, the Company shall furnish to the counsel selected pursuant to Section 6 below copies of all such documents proposed to be filed (including all exhibits thereto), which documents shall be subject to the reasonable review and comment of such counsel, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors.  Upon filing such documents, the Company shall promptly notify in writing such counsel of the receipt by the Company of any written comments by the SEC with respect to such registration statement or prospectus or any amendment or supplement thereto or any written request by the SEC for the amending or supplementing thereof or for additional information with respect thereto.  The Company shall not file any such registration statement or prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) or any free writing prospectus thereto with respect to a Demand Registration to which the holders of a majority of the Registrable Securities covered by such registration statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable law;

(b)           (i) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and post-effective amendments as may be necessary to keep such registration statement continuously effective for a period of not less than 180 days or, if shorter, such time as all securities in such offering have been disposed of in accordance with the intended method of distribution thereof, (ii) cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and (iii) comply with the provisions of the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)           if requested by the managing underwriters or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a prospectus supplement or post-effective amendment such information as the managing underwriters and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 5(c) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(d)           furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each free writing prospectus used in connection therewith, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller, and the Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters or agents, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto;

(e)           use its commercially reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as determined by the underwriters after consultation with the Company and the holders participating in the offering and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(f)            promptly notify each seller of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g)           in connection with any underwritten offering, if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading;

(h)           take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2 or Section 3 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(i)            cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the registration statement, and enable such Registrable Securities to be issued in such denominations and registered in such names as the managing underwriters, if any, or holders may request at least two (2) business days prior to any sale of Registrable Securities in an underwritten public offering, but in any other such sale, within ten (10) business days prior to having to issue the securities;

(j)            cause all such Registrable Securities to be listed or quoted, as applicable, on each national securities exchange (including, the New York Stock Exchange or the American Stock Exchange) or The NASDAQ Stock Market (or successor market) or similar quotation system, on which similar securities issued by the Company are then listed or quoted;

(k)           provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(l)            enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith and the managing underwriters in order to expedite or facilitate the registration or the disposition (including by using commercially reasonable best efforts to have officers and senior management of the Company and its subsidiaries participate in “road shows,” including analyst or investor presentations, as part of the selling efforts relating to any underwritten Demand Registration) of such Registrable Securities, and in such connection (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, with respect to the business of the Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters), addressed to each selling holder of Registrable Securities and each of the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters, (iii) obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement), addressed to each selling holder of Registrable Securities and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the holders of Registrable Securities than those set forth in Section 7 (or such other provisions and procedures acceptable to holders of a majority of the Registrable Securities covered by such registration statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to Section 7 and (v) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold pursuant to such registration statement, their counsel and the managing underwriters to evidence the continuing validity of the representations and warranties made pursuant to Section 5(l)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.  The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder;

(m)          make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, members, managers, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law or applicable legal process, or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person.  In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure.  Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company or its subsidiaries in violation of law;

(n)           otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC and any self-regulatory organization applicable to the Company, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(o)           permit any Holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material related to such holder, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

(p)           promptly notify each seller of Registrable Securities (i) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or of any order preventing or suspending the use of any preliminary prospectus, or (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a registration statement or any of the Registrable Securities for offer or sale in any jurisdiction;

(q)           in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, use its commercially reasonable best efforts promptly to obtain the withdrawal of such order;

(r)            use its commercially reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling holder’s business, in which case the Company will cooperate in all reasonable respects with the filing of such registration statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters to consummate the disposition of such Registrable Securities;

(s)           if and to the extent requested by the managing underwriters in connection with any underwritten Demand Registration, include in such registration securities of the Company in an amount (not to exceed the amount requested by such underwriters) that the Company’s Board deems appropriate for the Company in view of the Company’s need for funds and other relevant facts and circumstances at such time, to be offered in a primary offering of the Company’s securities contemporaneously with such offering of Registrable Securities; and

(t)            use its commercially reasonable best efforts to take all other steps necessary to effect the registration of Registrable Securities contemplated hereby.

To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any Demand Registration request is submitted to the Company, and such Demand Registration request requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3, the Company shall file an automatic shelf registration statement which covers those Registrable Securities which are requested to be registered.  The Company shall use its commercially reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective.  If the Company does not pay the filing fee covering the Registrable Securities at the time the automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold.  If the automatic shelf registration statement has been outstanding for at least three (3) years, at the end of the third year the Company shall refile a new automatic shelf registration statement covering the Registrable Securities, if there are any remaining Registable Securities covered thereunder.  If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its commercially reasonable best efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each holder of Registrable Securities agrees if such holder has Registrable Securities covered by such registration statement that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(f) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such registration statement or prospectus until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(f) hereof, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided, however, that the time periods under Section 5(b) with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the holder is required to discontinue disposition of such securities.

If any such registration statement or comparable statement under state “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder.

Section 6.  Registration Expenses.

(a)           All fees and expenses incident to the Company’s performance of or compliance with this Agreement, including all registration, listing, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company and, with respect to each registration, fees and disbursements of one counsel for the holders of Registrable Securities chosen by the holders of a majority of the Registrable Securities requested to be included in such registration (and of one counsel for each Investor Holder if such Investor Holder is participating in such registration and its counsel is not counsel to the holders of Registrable Securities) and fees and disbursements of all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons, including special experts, retained by the Company (all such expenses, collectively, “Registration Expenses”), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

(b)           In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel for the Holders of Registrable Securities chosen by the Holders of a majority of the Registrable Securities requested to be included in such registration (and of one counsel for an Investor Holder if such Investor Holder is participating in such registration and its counsel is not counsel to the holders of Registrable Securities).

(c)           To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

Section 7.  Indemnification and Contribution.

(a)           The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers, directors, managers, members and/or partners and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, actions, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, including any free writing prospectuses used by the Company, the underwriter or the selling holders of Registrable Securities, or in the information conveyed to a purchaser at the time of sale to such purchaser, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to pay to each holder of Registrable Securities, its officers, directors, managers, members and/or partners and each Person who controls such holder (within the meaning of the Securities Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same.  In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)           In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder for the purpose of inclusion in such registration statement or prospectus; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c)           Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (which may be counsel to the indemnifying party in the same action).  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (which shall not be unreasonably withheld or delayed).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)           If the indemnification provided for in Section 7(a) or 7(b) above is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified parties, on the other hand, in connection with the statements or omissions or violations which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section

7(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any Holder obliged to make contribution pursuant to this Section 7(d) shall be several and not joint, and no such Holder shall be obliged to make contribution in excess of an amount equal to the net amount proceeds received by such Holder from the Registrable Securities sold by such Holder in such registration.

(e)           The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, manager, partner or controlling Person of such indemnified party and shall survive the Transfer of securities.

(f)            To the extent that any of the Investor Holders is, or might be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that (i) the indemnification and contribution provisions contained in this Section 7 shall be applicable to the benefit of the Investor Holders in their role as deemed underwriter in addition to their capacity as a Holder (so long as the amount for which any other Investor Holder is or becomes responsible does not exceed the amount for which such Investor Holder would be responsible if the Investor Holder were not deemed to be an underwriter of Registrable Securities) and (ii) the Investor Holders and their representatives shall be entitled to conduct the due diligence which they would normally conduct in connection with an offering of securities registered under the Securities Act, including without limitation receipt of customary opinions and comfort letters.

Section 8.  Participation in Underwritten Registrations.

(a)           No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the terms and conditions provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to select the investment banker(s) and manager(s) to administer the offering (provided that no Holder of Registrable Securities shall be required to sell more than the number of Registrable Securities that such Holder has requested to include) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration who is not a management employee of the Company shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s ownership of Registrable Securities and such holder’s intended method of distribution), or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 7 hereof.

(b)           Each holder agrees that (i) upon receipt from the Company of its intention to suspend the effectiveness of any registration statement pursuant to Section 2(e) or (ii) upon receipt from the Company of notice pursuant to Section 5(e), such holder shall immediately discontinue offer and sales of the Registrable Securities under any registration statement until, in the case of (i) above, such holders receives a subsequent notice from the Company that such suspension has been revoked or withdrawn, and, in the case of (ii) above, such holder receives copies of a supplemented or amended prospectus that corrects the misstatements or omissions referred to in the notice and receives notice that any post-effective amendment has become effective.

(c)           If any such registration or comparable statement refers to any Holder by name or otherwise as the holder of any securities of the Company and if in such Holder’s sole and exclusive judgment, such Holder is or might be deemed to be an underwriter or a controlling person of the Company, such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and presented to the Company in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder; provided that with respect to this clause (ii), if requested by the Company, such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

Section 9.  Rule 144 and Rule 144A.  If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of the Common Stock or Equity Securities of the Company, the Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales by such Holder under Rule 144, Rule 144A, or any similar rules or regulations hereafter adopted by the SEC, and (ii) it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144, (B) Rule 144A or (C) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 10.  Third Party Beneficiaries. Each Investor Holder shall be a third party beneficiary of the agreements made hereunder between the Company and VGG Holding, and each Investor Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement is necessary or advisable to protect its rights hereunder.

Section 11.  Miscellaneous.

(a)           Selection of Investment Bankers.  If any of the investment banker(s) and/or manager(s) selected for any public offering or private sale of the Company’s securities is an Affiliate of the Initiating Holder, such selection must be approved by the Company, which approval shall not be unreasonably withheld or delayed.

(b)           Other Activities.  Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit an Investor Holder or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.  Notwithstanding anything herein to the contrary, the restrictions contained in this Agreement shall not apply to Common Stock or any Equity Securities acquired by an Investor Holder or any of its Affiliates following the effective date of the first registration statement of the Company covering Common Stock (or other securities) to be sold on behalf of the Company in an underwritten public offering.

(c)           No Inconsistent Agreements.  Except as otherwise provided herein, the Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(d)           Adjustments Affecting Registrable Securities.  The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a share split or a combination of shares).

(e)           Specific Performance.  Each of the parties hereto acknowledges that the rights of each party to consummate the transaction contemplated hereby are unique and recognizes and affirms that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law.  Accordingly, the parties agree that such non-breaching party shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce its rights and the other party’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

(f)            Amendments and Waivers; Termination.  Except as provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company, VGG Holding and each Investor Holder.  Notwithstanding anything herein to the contrary, any such amendment or waiver which materially and adversely affects rights of the Other Holders and is materially prejudicial to the Other Holders relative to all of the other holders of the Registrable Securities cannot be effected without the consent of the Majority Other Holders; provided that adding parties and/or Registrable Securities to this Agreement shall not be deemed to adversely affect or be prejudicial to such Other Holders.  This Agreement shall automatically terminate and be of no further force and effect, on the date on which the Investor Holders cease to own any Membership Interests in VGG Holding or any Registrable Securities; provided, that no termination of this Agreement or of any Holder’s rights or obligations under this Agreement shall terminate the rights or obligations of any Person under Sections 7 and 8 with respect to registrations prior to such termination or relieve or release any Person from any liability for any breach of this Agreement prior to such termination.

(g)           Successors and Assigns.

(i)            VGG Holding may assign any or all of its rights and interests under this Agreement to any of the members of VGG Holding to whom it transfers or distributes Registrable Securities in accordance with the VGG LLC Agreement and who executes and delivers to the Company a joinder to this Agreement in the form of Exhibit A hereto.  All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

(ii)           If the Company is a party to any merger, amalgamation, consolidation, exchange or other similar transaction (a “Conversion Event”) pursuant to which Registrable Securities are converted into or exchanged for securities or the right to receive Equity Securities of any other Person (“Conversion Securities”), the issuer of such Conversion Securities (a “Conversion Security Issuer”) shall assume (in a writing delivered to the Company and the Investor Holders), with respect to such Conversion Securities, all rights and obligations of the Company hereunder (which assumption shall not relieve the Company of its obligations hereunder to the extent that any Registrable Securities issued by the Company continue to be outstanding and held by a Holder following a Conversion Event) and this Agreement shall apply with respect to such Conversion Securities, mutatis mutandis.  The Company will not effect any Conversion Event unless the issuer of the Conversion Securities complies with this Section 11(g)(ii).

(iii)          If the registrant in an IPO is a Subsidiary of the Company, the Company shall cause such Subsidiary to become a party to this Agreement and the parties hereto agree to amend this Agreement so that references to “the Company” herein shall refer to the Company and such Subsidiary collectively.

(h)           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(i)            Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(j)            Descriptive Headings.  The section headings of this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(k)           Governing Law.  This Agreement and the rights and duties of the parties hereto hereunder shall be governed by and construed in accordance with laws of the State of Delaware (without giving effect to the choice of law principles therein).

(l)            Submission to Jurisdiction.  Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery or other courts of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery or other courts of the State of Delaware and (iv) to the fullest extent permitted by law, consents to service being made through the notice procedures set forth in Section 11(n) below.  Each party hereto hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 11(n) below shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

(m)          Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE MERGER.  EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE MERGER, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(M).

(n)           Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (a) on the date of delivery if delivered personally, (b) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the fifth business day following the date of mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) or (d) if sent by facsimile or electronic transmission, when transmitted and receipt is confirmed.  All notices hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11(n)):

(i)	if to Veritas:

The Veritas Capital Fund III, L.P.,
c/o Veritas Capital Fund Management, L.L.C.
590 Madison Avenue
New York, New York 10022
Attention: Robert B. McKeon
Facsimile No.: (212) 688-9411
E-mail: rmckeon@veritascapital.com

AX Holding LLC
c/o Veritas Capital Fund Management, L.L.C.
590 Madison Avenue
New York, New York 10022
Attention: Robert B. McKeon
Facsimile No.: (212) 688-9411
E-mail: rmckeon@veritascapital.com

each with a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Benjamin M. Polk
Facsimile No.: (212) 593-5955
E-mail: benjamin.polk@srz.com

(ii)	if to the Golden Gate Entities:

Golden Gate Private Equity, Inc.
One Embarcadero Center, 33rd Floor
San Francisco, California 94111
Attention: Prescott Ashe
John Knoll
Facsimile No.: (415) 627-1338
E-mail: pashe@goldengatecap.com
jknoll@goldengatecap.com

with a copy to:

Kirkland & Ellis
555 California Street
San Francisco, California 94104
Attention: Jeffrey C. Hammes, P.C.
Stephen D. Oetgen
Facsimile No.: (415) 439-1500
E-mail: jhammes@kirkland.com
soetgen@kirkland.com

(iii)	if to Goldman:

GS Direct, L.L.C.
85 Broad Street
New York, New York 10004
Attention: Gerald J. Cardinale
Facsimile No.: (212) 357-5505
E-mail: gerry.cardinale@gs.com

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004-1980
Attention: Christopher Ewan
Facsimile No.: (212) 859-4000
E-mail: EwanCh@friedfrank.com

(iv)	if to the Company:

AX Holding Corp.
35 South Service Road
Plainview, New York 11803
Attention: Leonard Borow
Facsimile No.: (516) 694-0658
E-mail: len.borow@aeroflex.com

with a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Benjamin M. Polk
Facsimile No.: (212) 593-5955
E-mail: benjamin.polk@srz.com

(v)	if to VGG Holding:

VGG Holding LLC
c/o Veritas Capital Fund Management, L.L.C.
590 Madison Avenue
New York, New York 10022
Attention: Robert B. McKeon
Facsimile No.: (212) 688-9411
E-mail: rmckeon@veritascapital.com

with a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Benjamin M. Polk
Facsimile No.: (212) 593-5955
E-mail: benjamin.polk@srz.com

(o)           Entire Agreement.  This Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof.

(p)           References to Laws.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(q)           No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(r)            Additional Parties; Joinder.  The Company may, with the prior written consent of each Investor Holder, permit any Person who acquires Equity Securities of the Company after the date hereof to become a party to this Agreement and to succeed to all of the rights and obligations of an Other Holder under this Agreement by entering into a joinder to this Agreement with such Person in the form of Exhibit A attached hereto, and upon the execution and delivery of the joinder by such Person and the Company, such Person shall for all purposes be an Other Holder under this Agreement with respect to Other Registrable Securities.

(s)           Withdrawal from Agreement.  At any time following an IPO, any Investor Holder who, together with its Affiliates, beneficially owns less than 5% of the Equity Securities of the Company on a fully diluted basis may elect (on behalf of itself and all of its Affiliates that hold Registrable Securities), by written notice to the Company and the other Investor Holders, to (a) withdraw all Registrable Securities held by such Investor Holder and all of its Affiliates from this Agreement (Registrable Securities withdrawn pursuant to this clause (a), the “Withdrawn Securities”) and (b) terminate this Agreement with respect to such Investor Holder and its Affiliates (Investor Holders and Affiliates withdrawing pursuant to this clause (b), the “Withdrawing Holders”).  From and after the date of delivery of such withdrawal notice, the Withdrawn Securities shall cease to be Registrable Securities subject to this Agreement and, if applicable, the Withdrawing Holders shall cease to be parties to this Agreement, shall cease to have any demand or other registration rights, and shall no longer be subject to any future obligations under this Agreement (but for the avoidance of doubt, such Withdrawing Holders shall not be released from any obligations of such Withdrawing Holders prior to the date of delivery of such withdrawal notice).

[END OF PAGE]
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

AX HOLDING CORP.

By:	/s/ Hugh Evans
Name: Hugh Evans
Title: Secretary

VGG HOLDING LLC

By:	/s/ Hugh Evans
Name: Hugh Evans
Title: Secretary

EXHIBIT A

FORM OF JOINDER TO REGISTRATION RIGHTS AGREEMENT

This JOINDER AGREEMENT TO REGISTRATION RIGHTS, dated as of                                            , 20     (this “Joinder Agreement”), is made by and between AX Holding Corp., a Delaware corporation (the “Company”), and the undersigned (the “Joining Party”).

WHEREAS, the Company and certain other Persons are parties to that certain Registration Rights Agreement, dated as of July [  ], 2007, as amended from time to time in accordance with its terms (the “Registration Rights Agreement”);

WHEREAS, the Joining Party has become a holder of Common Stock of the Company;

WHEREAS, the Joining Party wishes to join and become a party to the Registration Rights Agreement, and the Company wishes to accept the Joining Party as a party thereto, all on the terms of this Joinder Agreement; and

WHEREAS, this Joinder Agreement is intended to modify the Registration Rights Agreement and is delivered pursuant to and conforms with the requirements of Section 11(g) or Section 11(r) of the Registration Rights Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder Agreement hereby agree as follows:

1.             Joinder.  The Joining Party hereby joins and becomes a party to, and the Company hereby accepts the Joining Party as a party to, the Registration Rights Agreement.  The Company and the Joining Party each acknowledge and agree that the Joining Party is entitled to the benefits, and is subject to the obligations, of a holder of Other Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Rights Agreement.

2.             Acknowledgment.  The Joining Party acknowledges that it has received a copy of the Registration Rights Agreement.

3.             Governing Law.  This Joinder Agreement and the rights and duties of the parties hereto hereunder shall be governed by and construed in accordance with laws of the State of Delaware (without giving effect to the choice of law principles therein).

4.             Counterparts.  This Joinder Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[END OF PAGE]
[SIGNATURE PAGE FOLLOWS]

1

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Joinder Agreement to Registration Rights Agreement as of the date first above written.

AX HOLDING CORP.

By:
Name:
Title:

JOINING PARTY:

By:
Name:
Title:

2